Deutsche Asset Management – U.S. Code of Ethics

Deutsche Asset Management – U.S. Code of Ethics

Original Issue Date:	January 1, 2004
Approver(s):	John Robbins
Owner(s):	Asset Management (“AM“) Compliance
Contact Person:	Joseph Yuen
Classification:	Policy / Guideline
Functional Applicability:	AM Americas Compliance – Code of Ethics
Geographic Applicability:	AM Compliance U.S.
Last Revision Date:	N/A
Last Reviewed Date:	January 1, 2007
Next Review Date:	January 1, 2008
Version Number:	2.5
Other Languages:	N/A

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

Table of Contents

I. OVERVIEW	1
II. GENERAL RULE	2
III. DEFINTIONS	3
IV. RESTRICTIONS	5
A. General	5
B. Specific Blackout Period Restrictions	5
SAME-DAY RULE	5
7-DAY RULE	6
G-CUBE RULE	6
EXCEPTIONS TO BLACKOUT PERIODS	6
C. New Issues (IPOs)	7
D. Short -Term Trading	7
30-DAY RULE	7
E. Restricted List	8
F. Private Placements	8
V. COMPLIANCE PROCEDURES	9
A. Designated Brokerage Accounts	9
B. Pre-Clearance	9
C. Scudder Proprietary Mutual Fund Holdings	10
D. Reporting Requirements	10
(i) Disclosure of Employee Related Accounts/Provision of Statements	10
(ii) Quarterly Personal Securities Trading Reports (“PSTs”)	11
(iii) Annual Acknowledgement of Personal Securities Holdings	11
(iv) Annual Acknowledgement of Accounts	12
E. Confirmation of Compliance with Policies	12
VI. OTHER PROCEDURES/RESTRICTIONS	13
A. Service on Boards of Directors	13
B. Outside Business Affiliations	13
C. Executorships	13
D. Trusteeships	14
E. Custodianships and Powers of Attorney	14
F. Gifts and Entertainment	14
G. Rules for Dealing with Governmental Officials and Political Candidates	15
H. Confidentiality	16
VII. SANCTIONS	16
VIII. INTERPRETATIONS AND EXCEPTIONS	17
IX. APPENDIX	18
SCHEDULE A	18
SCHEDULE B: Supplement to the DeAM Code of Ethics	19
SCHEDULE C: DeAM – U.S. Code of Ethics Sanctions	21

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

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The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

DEUTSCHE ASSET MANAGEMENT

U.S. CODE OF ETHICS

I. OVERVIEW

The Deutsche Asset Management – U.S. Code of Ethics (“the Code”) sets forth the specialized rules for business conduct and guidelines for the personal investing activities that generally are required of employees involved in the United States investment management areas of the Deutsche Bank Group and its affiliates (collectively “Deutsche Asset Management” or “DeAM”, or the “Firm”).1

The provisions of the Code shall apply to all DeAM Employees in the U.S., as categorized in the Definition Section (Section III) and such other employees as the Compliance Department (“Compliance”)2 may determine from time to time. The Code supplements the Deutsche Bank Code of Professional Conduct and the Deutsche Asset Management Compliance Policies and Procedures available at the following links:

Code of Professional Conduct

http://docbase.backoff.nyc.dbna.com/Policy:/DBA%20Compliance/General%20Compliance/DB%20Docs/C.%20Effective/Compliance_Policy_Code%20of%20Professional%20Conduct

Compliance Policies and Procedures

http://policies.intranet.db.com/

Each Employee must observe these policies, as well as abide by the additional principles and rules set forth in the Code, and any other applicable legal vehicle or division specific policies and obligations.

It is essential that all Deutsche Bank employees understand and adhere to Deutsche Bank´s commitment to act with fairness, decency and integrity in all of its business dealings. As part of this commitment, Member of the Board of Managing Directors, Tessen von Heydebreck, and Henry Klehm, Global Head of Compliance have introduced the Deutsche Bank Global Compliance Core Principles ("GCCP"). The GCCP set forth core principles regarding a wide range of regulatory and conduct related issues, and provide guidance to promote the highest standards of ethical conduct. This document is available at the following link:

http://docbase.backoff.nyc.dbna.com/Policy:/Global/Group/DB%20Docs/C.%20Effective/Global_Compliance_DB%20Group:%20Global%20Compliance%20Core%20Principles

Von Heydebreck and Klehm stress that all Deutsche Bank employees are expected to review and act in compliance with the GCCP.

_________________________

1 Deutsche Asset Management is the marketing name in the U.S. for the asset management activities of Deutsche Bank AG, Deutsche Bank Trust Company Americas, Deutsche Asset Management Inc., Deutsche Investment Management Americas Inc. and DWS Trust Company

2 “Compliance” refers to the DB Americas centralized Compliance Unit (generally referred to herein as “Central Compliance,” and/or its unit specifically designated to the DeAM business unit: “DeAM Compliance”).

Deutsche Asset Management – U.S. Code of Ethics

The Code and any amendments thereof will be provided to all employees of DeAM. All employees must acknowledge receipt of the Code within ten (10) days of hire and on an annual basis at a time set forth by DeAM Compliance, within the Code of Ethics Annual Acknowledgement. All employees must also acknowledge receipt of any amendments made to the Code if such determination is made by DeAM Compliance that such acknowledgement should occur prior to the next Code of Ethics Annual Acknowledgement period.

You may find the latest version of the Code at the following link:

http://docbase.backoff.nyc.dbna.com/Policy:/DBA%20Compliance/Asset%20Management/DB%20Docs/C.%20Effective/Americas_Compliance_Asset%20Management_Code%20of%20Ethics

II. GENERAL RULE

DeAM Employees will, in varying degrees, participate in or be aware of fiduciary and investment services provided to registered investment companies, institutional investment clients, employee benefit trusts and other types of investment advisory accounts. The fiduciary relationship mandates adherence to the highest standards of conduct and integrity. We will at all times conduct ourselves with integrity and distinction, putting first the interests of our clients.

Accordingly, personnel acting in a fiduciary capacity must carry out their duties for the exclusive benefit of the client accounts. Consistent with this fiduciary duty, the interests of DeAM clients take priority over the investment desires of DeAM and DeAM personnel. All DeAM personnel must conduct themselves in a manner consistent with the requirements and procedures set forth in the Code.

•	There must be no conflict, or appearance of conflict, between the self-interest of any Employee and the responsibility of that Employee to Deutsche Bank, its shareholders or its clients.[3]

•	Employees must never improperly use their position with Deutsche Bank for personal or private gain to themselves, their family or any other person.

DeAM Employees are required to comply with applicable U.S. federal securities laws and may also be required to comply with other policies imposing separate requirements. Specifically, they may be subject to laws or regulations that impose restrictions with respect to personal securities transactions, including, but not limited to, Section 17(j) and Rule 17j-1 under the Investment Company Act of 1940 (the “Act”). The purpose of this Code of Ethics is to ensure

_________________________

3 The rules herein cannot anticipate all situations which may involve a possible conflict of interest. If an Employee becomes aware of a personal interest that is, or might be, in conflict with the interest of a client, that person should disclose the potential conflict to DeAM Compliance or Legal prior to executing any such transaction.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

that, in connection with his or her personal trading, no Employee (as defined below) shall conduct any of the following acts upon a client account:

▪	To employ any device, scheme or artifice to defraud;
▪	To make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement not misleading;
▪	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or
▪	To engage in any manipulative practice.

Any violations of the Code of Ethics must be reported to designated DeAM Compliance person. The DeAM Chief Compliance Officer will receive periodic reports of all violations of the Code of Ethics.

III. DEFINTIONS

A.	“Investment Personnel” shall mean and include:

Portfolio Managers, traders, analysts (and other Employees who work directly with Portfolio Managers in an assistant capacity) and others as may be determined by DeAM Compliance. As those responsible for making investment decisions (or participating in such decisions) in client accounts or providing information or advice to Portfolio Managers or otherwise helping to execute or implement the Portfolio Managers' recommendations, Investment Personnel occupy a comparatively sensitive position, and thus, additional rules outlined herein apply to such individuals.

B.	“Access Person” shall mean and include:

(i)

Officers and directors of DeAM entities and officers and directors of DeAM-sponsored investment companies who are affiliated persons of DeAM entities. Also included are Employees of these entities who have access to timely information relating to investment management activities, research and/or client portfolio holdings as well as those who in the course of their job regularly receive access to client trading activity (this would generally include members of the Investment Operations and Treasurer’s Offices). Also included here are persons in a control relationship (as defined in Section 2(a)(9) of the Act) to DeAM who obtain information concerning investment recommendations made to any client account.

(ii)

Any other personnel with responsibilities related to the asset management business or frequent interaction with Access Persons or Investment Personnel as determined by DeAM Compliance (e.g., Legal, Compliance, Risk, Operations,

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

Sales & Marketing, as well as certain long-term temporary Employees and consultants).

C.	“Non-Access Person” shall mean and include:

DeAM personnel who are not defined in Section III A. or B. above, who have access to neither client trading activity nor recommendations made in relation to any client account or as further determined by DeAM Compliance.

D.

“Employees” is a general term which shall include all DeAM employees, including Investment Personnel, Access Persons and Non-Access Persons as well as those non-DeAM employees who are subject to this Code of Ethics (see III.B.(ii) above).

E.	“Accounts” shall mean all securities accounts, whether brokerage or otherwise, securities held directly outside of accounts and shall include open-end and closed-end Mutual Fund accounts.

F.	“Employee Related Account” of any person subject to the Code shall mean:

(i)	The Employee’s own Accounts;
(ii)	The Employee’s spouse’s/domestic partner’s Accounts and the Accounts of minor children and other relatives living in the Employee’s home;
(iii)

Accounts in which the Employee, his/her spouse/domestic partner, minor children or other relatives living in their home have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and

(iv)	Accounts (including corporate Accounts and trust Accounts) over which the Employee or his/her spouse/domestic partner exercises investment discretion or direct or indirect influence or control.

NOTE: ANY PERSON SUBJECT TO THE CODE IS RESPONSIBLE FOR COMPLIANCE WITH THESE RULES WITH RESPECT TO ANY EMPLOYEE RELATED ACCOUNT, AS APPLICABLE.

G.

“Securities” shall include equity or debt securities, derivatives of securities (such as options, warrants, and ADRs), futures, commodities, securities indices, exchange-traded funds, government and municipal bonds and similar instruments, but do not include:

(i)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

H.	“Mutual Funds” shall include all mutual funds (open-end and closed-end mutual funds), but will exclude:

(i)	Shares of open-end money market mutual funds (unless otherwise directed by DeAM Compliance).

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

IV. RESTRICTIONS

For purposes of the Code, a prohibition or requirement applicable to any Employee applies also to transactions in Securities and Mutual Funds for any of that Employee’s Employee Related Accounts, including transactions executed by that Employee's spouse or relatives living in that Employee's household (see definition under III.F.).

A.	General

(i)

The Basic Policy: Employees have a personal obligation to conduct their investing activities and related Securities and Mutual Fund transactions lawfully and in a manner that avoids actual or potential conflicts between their own interests and the interests of Deutsche Asset Management and its clients. Employees must carefully consider the nature of their DeAM responsibilities - and the type of information that he or she might be deemed to possess in light of any particular Securities and Mutual Fund transaction - before engaging in that transaction.

(ii)

Material Nonpublic Information: Employees in possession of material nonpublic information about or affecting Securities or their issuer are prohibited from buying or selling such Securities or advising any other person to buy or sell such Securities. See also Confidential and Inside Information Policy.

Confidential and Inside Information Policy

http://docbase.backoff.nyc.dbna.com/Policy:/DBA%20Compliance/Control%20Group/DB%20Docs/C.%20Effective/Compliance_Control%20Group_Policy_Confidential%20Material%20NonPublic%20Info

(iii)

Corporate and Departmental Restricted Lists: Employees are not permitted to buy or sell any Securities that are included on the Corporate Restricted List (available on the intranet) and/or other applicable DeAM restricted lists.

(iv)

“Front Running:” Employees are prohibited from buying or selling Securities, Mutual Funds or other instruments in their Employee Related Accounts so as to benefit from the Employee’s knowledge of the Firm’s or a client's trading positions, plans or strategies, or forthcoming research recommendations.

B.	Specific Blackout Period Restrictions

(i)

SAME-DAY RULE: Investment Personnel and Access Persons shall not knowingly effect the purchase or sale of a Security for an Employee Related Account on a day during which any client account has a “buy” or “sell” order for the same Security, until that order is executed or withdrawn.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

(ii)

7-DAY RULE: Investment Personnel shall not effect the purchase or sale of a Security for an Employee Related Account within seven calendar days before or seven calendar days after the same Security is traded (or contemplated to be traded) for by a client account with which the individual is associated.

(iii)

G-CUBE RULE: Investment Personnel and other persons with real time access to a global research sharing system platform shall not effect the purchase or sale of a Security for an Employee Related Account within seven calendar days before or seven calendar days after the same Security (a) is added to/deleted from or has its weighting changed in the “Model” Portfolio; or (b) has its internal rating upgraded or downgraded; or (c) has research coverage initiated.

(iv)

Employees must always act to avoid any actual or potential conflict of interest between their DeAM duties and responsibilities and their personal investment activities. To avoid potential conflicts, absent specific written approval from their Managing Officer[4] and DeAM Compliance, Employees should not personally invest in Securities issued by companies with which they have significant dealings on behalf of DeAM, or in investment vehicles sponsored by the companies. Additional rules that apply to Securities transactions by Employees, including the requirement for Employees to pre-clear personal Securities transactions and rules regarding how Employee Related Accounts must be maintained, are described in more detail later in this Code of Ethics.

(v)

Deutsche Bank Securities: During certain times of the year, all Deutsche Bank Employees are prohibited from conducting transactions in the equity and debt Securities of Deutsche Bank, which affect their beneficial interest in the Firm. Central Compliance generally imposes these “blackout” periods around the fiscal reporting of corporate earnings. Blackouts typically begin two days prior to the expected quarterly or annual earnings announcement and end after earnings are released publicly. Additional restricted periods may be required for certain individuals and events, and Compliance will announce when such additional restricted periods are in effect.

(vi)	EXCEPTIONS TO BLACKOUT PERIODS (above items i, ii, and iii only)

The following are exempt from the specified blackout periods:

•	The purchase or sale of 500 shares or less in companies comprising the S&P 500 Index;

_________________________

4 For purposes of this policy, "Managing Officer" is defined as an officer of at least the Managing Director level to whom the Employee directly or indirectly reports, who is in charge of the Employee’s unit (e.g., a Department Head, Division Head, Function Head, Group Head, General Manager, etc).

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

•	ETFs (Exchange-Traded Funds – e.g., SPDRs or “Spiders” (S&P 500 Index), DIAs or “Diamonds” (Dow Jones Industrial Average), etc.);
•	Government and municipal bonds;
•	Currency and Interest Rate Futures;
•	Securities indices;
•	Shares purchased under an issuer sponsored Dividend Reinvestment Plan (“DRIPs”), other than optional purchases;
•	To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of Securities; and
•	Securities purchased under an employer sponsored stock purchase plan or upon the exercise of employee stock options.

Note: Transactions in derivative instruments, including warrants, convertible Securities, futures and options, etc. shall be restricted in the same manner as the underlying Security.

C.	New Issues (IPOs)

Investment Personnel, Access Persons and Non-Access Persons are prohibited from purchasing or subscribing for Securities pursuant to an initial public offering. This prohibition applies even if Deutsche Bank (or any affiliate of Deutsche Bank) has no underwriting role and/or is not involved with the distribution.

D.	Short -Term Trading

Employees must always conduct their personal trading activities lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with their financial resources and objectives. Deutsche Bank generally discourages short-term trading strategies, and Employees are cautioned that such strategies may inherently carry a higher risk of regulatory and other scrutiny. In any event, excessive or inappropriate trading that interferes with job performance or compromises the duty that Deutsche Bank owes to its clients and shareholders will not be tolerated.

30-DAY RULE: Employees are prohibited from transacting in the purchase and sale, or sale and purchase, of the same (or equivalent) Securities and Mutual Funds within 30 calendar days. The 30-day holding period also applies to each short vs. the box sale, which is the only short sale permitted activity. Therefore, for purposes of this section, the assumption is a last in, first out (LIFO) order of transaction in a particular Security and Mutual Fund.

Mutual Funds subject to periodic purchase plans can be sold once within 30 calendar days after a periodic purchase.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

The following are exempted from this restriction:

•	Shares purchased under an issuer sponsored Dividend Reinvestment Plan (“DRIPs”), other than optional purchases;
•	To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of Securities;
•	Securities purchased under an employer sponsored stock purchase plan;
•	Securities pre-cleared and purchased with a specific stop-limit provision attached; and,
•	Fixed Income Mutual Funds investing in government bonds with “short-term” in their name.

E.	Restricted List

All Deutsche Bank Employees are prohibited from buying or selling any Securities that are included on the Corporate Restricted List and/or other applicable departmental restricted lists. The Corporate Restricted List is available on the intranet at:

http://cct-grl-prd.svc.btco.com/corp/cct/grl/grl_init.htm

(It is also available through the “Americas Portal” at http://americasportal.cc.db.com/ listed under “Employee Trading”.)

Please see Restricted List Policy.

Restricted List Policy

http://docbase.backoff.nyc.dbna.com/Policy:/DBA%20Compliance/Asset%20Management/DB%20Docs/C.%20Effective/DBA%20Compliance_Asset%20Management_Policy_Restricted%20List

F.	Private Placements, Private Investment Partnerships and other Private Interests

Prior to effecting a transaction in private Securities (i.e., Securities not requiring registration with the Securities and Exchange Commission and sold directly to the investor), or purchasing or subscribing for interests of any kind in a privately held company, private investment partnership, or industrial/commercial property, all Employees must first, in accordance with Deutsche Bank policy, obtain the approval of his/her supervisor and then pre-clear the transaction with the Central Compliance Department, including completing the questionnaire in Employee Trade Request System (“ETR”). Any new Employee who holds an interest in any of the above, must disclose such holdings to the Compliance Department within 10 days of employment..

Holdings of private Securities, privately held companies, investment partnerships, and industrial/commercial property, will generally be prohibited, unless the Employee holds a

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

passive and minority stake by owning less than 5% of the entity, and the Employee does not participate in any way in the solicitation of investors or capital raising and does not serve on the board of directors of such entity.

V. COMPLIANCE PROCEDURES

A.	Designated Brokerage Accounts

All Employees must obtain the explicit permission of the Central Compliance Department prior to opening a new Employee Related Account. Upon joining Deutsche Bank, new Employees are required to disclose all of their Employee Related Accounts (as previously defined) to Central Compliance and must carry out the instructions provided to conform such accounts, if necessary, to the Firm's policies.

Under no circumstance is an Employee permitted to open or maintain any Employee Related Account that is undisclosed to Compliance. Also, the policies, procedures and rules described throughout this Code of Ethics apply to all Employee Related Accounts.

Accordingly, all Employees are required to open and maintain their Employee Related Accounts in accordance with the Deutsche Bank Employee and Employee-Related Accounts Trading Policy, including directing their brokers to supply duplicate copies of transaction confirmations and periodic account statements, as well as additional division-specific requirements, if any.

Employee and Employee-Related Accounts Trading Policy

http://docbase.backoff.nyc.dbna.com/Policy:/DBA%20Compliance/Personal%20Account%20Dealing/DB%20Docs/C.%20Effective/Compliance_Personal%20Account_Policy_Employee%20Trading

B.	Pre-Clearance

Proposed Securities and closed-end Mutual Fund transactions must be pre-cleared by all Employees with the Central Compliance Department (and approved by a Supervisor) in accordance with the Deutsche Bank Employee/Employee-Related Trading Policy via the intranet based Employee Trade Request (“ETR”) system prior to their being placed with the broker. Such approvals are good only for the day on which they are issued. Employees are personally responsible for ensuring that the proposed transaction does not violate the Firm's policies or applicable securities laws and regulations by virtue of the Employee’s Deutsche Bank responsibilities or information he or she may possess about the Securities or their issuer.

The following are exempted from the pre-clearance requirement:

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

•	Open-end Mutual Funds;
•	Direct obligations of the Government of the United States;
•	Shares purchased under an issuer sponsored Dividend Reinvestment Plan (“DRIPs”), other than optional purchases;
•	Accounts expressly exempted by Central Compliance which are managed under the exclusive direction of an outside money manager;
•	Securities pre-cleared and purchased with a specific stop-limit provision attached do not require additional pre-clearance prior to execution;
•	To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of Securities; and
•	Securities purchased under an employer sponsored stock purchase plan.

C.	Scudder Proprietary Mutual Fund Holdings

All Employees are required to maintain their holdings of Scudder proprietary mutual funds in the Deutsche Bank 401(k) Plan, in E*Trade or Deutsche Bank Alex Brown brokerage accounts, or directly with Scudder Investments.

D.	Reporting Requirements

(i)	Disclosure of Employee Related Accounts/Provision of Statements

As stated in Section V. COMPLIANCE PROCEDURES (A. Designated Brokerage Accounts) above, upon joining Deutsche Bank, new Employees are required to disclose all of their Employee Related Accounts to Central Compliance, and must carry out the instructions provided to conform such Accounts, if necessary, to Deutsche Bank policies.

In addition, pursuant to Rule 17j-1 of the Act, no later than ten (10) days after an individual becomes an Employee (i.e., joining/transferring into DeAM, etc.), he or she must also complete and return a “Personal Securities Holdings Report” (filed during the “new hire” Code of Ethics Annual Acknowledgement) for Securities and Mutual Fund holdings to DeAM Compliance (see iii. Annual Acknowledgement of Personal Securities Holdings below).

(ii)	Quarterly Personal Securities Trading Reports (“PSTs”)

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Pursuant to Rule 17j-1 of the Act, within thirty (30) days of the end of each calendar quarter, all Employees must submit to DeAM Compliance a PST report for Securities and Mutual Fund transactions, unless exempted by a division-

Deutsche Asset Management – U.S. Code of Ethics

specific requirement, if any.

All PSTs that have reportable personal Securities and Mutual Fund transactions for the quarter will be reviewed by the appropriate designated supervisory and/or Compliance person. Employees that do not have any reportable transactions in a particular quarter must indicate as such in the reporting system for the respective quarter.

The following types of transactions do not have to be reported:

•	Transactions effected in an account in which the employee has no direct or indirect influence or control (i.e. discretionary/managed accounts) do not have to be reported.

•	Transactions in mutual funds subject to periodic purchase plans are not required to be reported quarterly, but holdings in such are still required to be reported annually (see iii. below).

•	Transactions effected pursuant to an automatic investment plan or as a result of a dividend reinvestment plan do not have to be reported.

•	Transactions in the following:
o	Bankers’ Acceptances;
o	Bank Certificates of Deposits (CDs);
o	Commercial Paper;
o	Money Markets;
o	Direct Obligations of the U.S. Government;
o	High Quality, Short-Term Debt Instruments (including repurchase agreements); and,
o	Open-End MONEY MARKET Mutual Funds (unless specifically directed by DeAM Compliance)

(iii)	Annual Acknowledgement of Personal Securities Holdings

All Employees must submit to DeAM Compliance on an annual basis at a date specified by DeAM Compliance, a Personal Securities Holdings Report for all Securities and Mutual Fund holdings, unless exempted by a division-specific requirement, if any.

A new employee must submit this report within ten (10) days of hire or rehire. This report must be submitted once within each twelve (12) month period and the information submitted must be current within forty-five (45) calendar days of the report or forty-five (45) days prior to the hire date, in the case of a new employee.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

All Personal Securities Holdings will be reviewed by the appropriate designated supervisory and/or DeAM Compliance person. Employees that do not have any reportable securities holdings must indicate as such in the reporting system.

The following types of holdings do not have to be reported:

•	Securities held in accounts over which the employee had no direct or indirect influence or control (i.e. discretionary/managed accounts) do not require reporting.

•	Bankers’ Acceptances;
•	Bank Certificates of Deposits (CDs);
•	Commercial Paper;
•	Money Markets;
•	Direct Obligations of the U.S. Government;
•	High Quality, Short-Term Debt Instruments (including repurchase agreements); and,
•	Open-End MONEY MARKET Mutual Funds (unless specifically directed by DeAM Compliance)

(iv)	Annual Acknowledgement of Accounts

Once each year, at a date to be specified by Central Compliance, each Employee must acknowledge that they do or do not have brokerage and Mutual Fund Accounts. Employees with brokerage and Mutual Fund Accounts must acknowledge each Account.

E.	Confirmation of Compliance with Policies

Annually, each Employee is required to acknowledging that he or she has received the Code, as amended or updated, and confirm his or her adherence to it. Understanding and complying with the Code and truthfully completing the Acknowledgment is the obligation of each Employee. Failure to perform this obligation may result in disciplinary action, including dismissal, as well as possible civil and criminal penalties. (See Section I. OVERVIEW)

VI. OTHER PROCEDURES/RESTRICTIONS

A.	Service on Boards of Directors

Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken after approval from the appropriate DeAM product head and DeAM Compliance, based upon a determination that these activities are consistent with the interests of DeAM and its clients. Employees serving as

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company.

DeAM Compliance will periodically present updates on such information to the DeAM Investment Committee for review and approval.

B.	Outside Business Affiliations

Employees may not maintain outside business affiliations (e.g., officer, director, governor, trustee, part-time employment, etc.) without the prior written approval of the appropriate senior officer and DeAM Compliance. Employees may not engage in any activities on behalf of an approved outside business affiliation during company time or while using DeAM property (e.g., e-mail, internet) other than on a purely deminimus basis.

Outside Business Activities and Affiliations Policy

http://docbase.backoff.nyc.dbna.com/Policy:/DBA%20Compliance/General%20Compliance/DB%20Docs/C.%20Effective/Compliance_DBA_Policy_Outside%20Business%20Affiliations

C.	Executorships

As a general rule, DeAM discourages acceptance of executorships by members of the organization. However, family relationships may make it desirable to accept executorships under certain wills. In all cases (other than when acting as Executor for one's own spouse, domestic partner, parent or spouse's or domestic partner’s parent), it is necessary for the individual to have the written authorization of the appropriate senior officer of the respective business unitand DeAM Compliance.

Authorization to serve as an executor may be given in situations assuming that arrangements for the anticipated workload can be made without undue interference with the individual's responsibilities to DeAM. For example, this may require the employment of an agent to handle the large amount of detail which is usually involved. In such a case, the Firm would expect the individual to retain the commission. There may be other exceptions which will be determined based upon the facts of each case.

D.	Trusteeships

All trusteeships must have the written approval of the Firm and must be reported in writing to Compliance.

The Firm will normally authorize Employees to act as trustees for trusts of their immediate family. Other non-client trusteeships can conflict with our clients' interests so that acceptance of such trusteeships will be authorized only in unusual circumstances.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

E.	Custodianships and Powers of Attorney

It is expected that most custodianships will be for minors of an individual's immediate family. These will be considered as automatically authorized and do not require written approval of the Firm. However, the written approval of DeAM is required for all other custodianships. All such existing or prospective relationships must be reported in writing to Compliance.

Entrustment with a Power of Attorney to execute Securities transactions on behalf of another requires written approval of Compliance.  Authorization will only be granted if DeAM believes such a role will not be unduly time consuming or create conflicts of interest.

F.	Gifts and Entertainment

Giving and receiving gifts and entertainment can create a conflict of interest or the appearance of a conflict of interest and may, in some instances, violate the law5. Employees may not accept or give gifts, entertainment, or other things of material value that would create the appearance that the gift or entertainment is intended to influence or reward the receipt of business, or otherwise affect an employee’s decision-making.

Gifts offered or received which have no undue influence on providing financial services may be permitted in accordance with the Gifts, Entertainment, and Charitable Donations Policy. In addition, special circumstances may apply to Employees acting in certain capacities within the organization.6

Gifts, Entertainment, and Charitable Donations Policy

http://docbase.backoff.nyc.dbna.com/Policy:/DBA%20Compliance/Asset%20Management/DB%20Docs/C.%20Effective/Compliance_DeAM_Guidelines%20Gifts%20&%20Entertainment%20Policy

Gifts and Entertainment to Public/Government Officials, Taft Hartely Union Officials and ERISA Plans and their Fiduciaries

_________________________

5 Under the Bank Bribery Act and other applicable laws and regulations, severe penalties may be imposed on anyone who offers or accepts such improper payments or gifts. If you receive or are offered an improper payment or gift, or if you have any questions as to the application or interpretation of Deutsche Bank’s rules regarding the acceptance of gifts, you must bring the matter to the attention of the Compliance Department.

6 In accordance with regulations and practices in various jurisdictions, as well as the rules of the New York Stock Exchange and the National Association of Securities Dealers, Inc. certain Employees may be subject to more stringent gift-giving and receiving guidelines. In general, these rules apply to the receipt of gifts by and from “associated persons” or where such gratuity is in relation to the business of the employer. If you have any questions regarding your role relative to these rules contact the Compliance Group.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

The Department of Labor and other governmental agencies, legislative bodies and jurisdictions may have rules and regulations regarding the receipt of gifts by their employees or officials. In many cases, the giving of gifts or entertainment to these entities or individuals will be prohibited. Please see the Gifts, Entertainment, and Charitable Donations Policy for further details.

Non-Cash Compensation

Employees, Registered Representatives and Associated Persons of Deutsche Asset Management broker-dealer affiliates must also comply with National Association of Securities Dealers, Inc. (NASD®) Rules governing the payment of Non-Cash Compensation. Non-Cash Compensation encompasses any form of compensation received in connection with the sale and distribution of variable contracts and investment company securities that is not cash compensation, including, but not limited to, merchandise, gifts and prizes, travel expenses, meals and lodging.

For more information on the policy refer to the DeAM Investor Services, Inc. Written Supervisory Procedures Manual.

G.	Rules for Dealing with Governmental Officials and Political Candidates

(i)	Corporate Payments or Political Contributions

No corporate payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing or retaining business for Deutsche Bank or influencing any decision on its behalf.

•

The Federal Election Campaign Act prohibits corporations and labor organizations from using their general treasury funds to make contributions or expenditures in connection with federal elections, and therefore Deutsche Bank departments may not make contributions to U.S. Federal political parties or candidates.

•

Corporate contributions to political parties or candidates in jurisdictions not involving U.S. Federal elections are permitted only when such contributions are made in accordance with applicable local laws and regulations, the prior approval of a member of the DeAM Executive Committee has been obtained and the Deutsche Bank Americas Regional Cost Committee has been notified.

Under the Foreign Corrupt Practices Act, Bank Bribery Law, Elections Law and other applicable regulations, severe penalties may be imposed on Deutsche Bank and on individuals who violate these laws and regulations. Similar laws and regulations may also apply in various countries and legal jurisdictions where Deutsche Bank does business.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

Foreign Corrupt Practices Act Policy

http://docbase.backoff.nyc.dbna.com/Policy:/DBA%20Compliance/Anti-Money%20Laundering/DB%20Docs/C.%20Effective/Compliance_DBA_Policy_007%20Foreign%20Corrupt%20Practices%20Act

(ii)	Personal Political Contributions

No personal payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing business for Deutsche Bank or influencing any decision on its behalf. Employees should always exercise care and good judgment to avoid making any political contribution that may give rise to a conflict of interest or the appearance of conflict. If a DeAM business unit engages in business with a particular governmental entity or official, Employees should avoid making personal political contributions to officials or candidates who may appear to be in a position to influence the award of business to Deutsche Bank. All political contributions should be made in accordance with DeAM policies and procedures.

H.	Confidentiality

Employees must not divulge contemplated or completed securities transactions or trading strategies of DeAM clients to any person, except as required by the performance of such person’s duties and only on a need-to-know basis. In addition, the Deutsche Bank standards contained in the Confidential and Inside Information Policy, as well as those within the Code of Professional Conduct must be observed.

VII. SANCTIONS

Any Employee who violates the Code may be subject to disciplinary actions, including possible dismissal. In addition, violations of the Code, including any Securities transactions executed in violation of the Code, such as short-term trading or trading during blackout periods, may subject the Employee to sanctions, ranging from warnings and trading privilege suspensions to financial penalties, including but not limited to, unwinding the trade and/or disgorging of the profits or other financial penalties. Finally, violations and suspected violations of criminal laws will be reported to the appropriate authorities as required by applicable laws and regulations.

VIII. INTERPRETATIONS AND EXCEPTIONS

DeAM Compliance shall have the right to make final and binding interpretations of the Code and may grant an exception to certain of the above restrictions, as long as no abuse or potential abuse is involved. Each Employee must obtain approval from DeAM Compliance before taking action regarding such an exception. Any questions regarding the applicability, meaning or

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

administration of the Code shall be referred in advance of any contemplated transaction to DeAM Compliance.

In addition, DeAM has a Code of Ethics Sub-Committee that is empowered to administer, apply, interpret and enforce the Code.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

APPENDIX

SCHEDULE A

The following entities7 have adopted the Deutsche Asset Management Code of Ethics:

DB Absolute Return Strategies

DB Capital Advisers, Inc.

DB Investment Managers, Inc.

Deutsche Asset Management, Inc.

DeAM Investor Services, Inc.

Deutsche Investment Management Americas, Inc.

DWS Scudder Distributors, Inc.

DWS Trust Company

Investment Company Capital Corp.

RREEF America L.L.C.

_________________________

7 The references in the document to Employees include employees of the entities that have adopted the Deutsche Asset Management Code of Ethics.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

SCHEDULE B

SUPPLEMENT

TO THE

DEUTSCHE ASSET MANAGEMENT – U.S CODE OF ETHICS

RREEF America L.L.C. (“RREEF”)

A-1.     Effective Date. This Supplement to the Deutsche Asset Management – U.S. Code of Ethics (the “Code”) shall be effective February 1, 2005. The Code and this Supplement shall replace and supersede the Supplement previously effective February 1, 2004.

A-2.	Applicability.

(1)         The restrictions of the Code applying to Investment Personnel shall apply only to those Employees of RREEF who are Investment Personnel employed on the RREEF Securities Investment Team. The restrictions of the Code applying to Access Persons shall apply only to (i) those RREEF Employees, officers or directors who, with respect to any registered investment company or other securities investment advisory client, make any recommendation, participate in the determination of which recommendation will be made, or whose principal functions or duties relate to the determination or which recommendations will be made, or who, in connection with their duties, have access to any timely information concerning recommendations on Securities being made by RREEF, or (ii) those RREEF Employees who are designated as covered under this Supplement to the Code by DeAM Compliance or its designee.

(2)	The following restrictions of the Code shall not apply to RREEF employees designated as Non-Access Persons:

(i).	Section IV. A (iii) – Corporate and Departmental Restricted Lists
(ii).	Section IV. E - Restricted List
(iii).	Section V.D. (i) - Securities holdings disclosure requirements
(iv).	Section V. D. (ii) – Quarterly Personal Securities Trading Reports (“PSTs”)
(v).	Section V D (iii) – Annual Acknowledgement of Personal Securities Holdings

(3)	The provisions of the Code will not apply to RREEF Management Company or to any employees of RREEF Management Company, except as otherwise determined by DeAM Compliance or its designee.

(4)	The Employee/Employee Related Trading Policy referenced in Section V. A. will have limited application to RREEF employees designated as Non-Access Persons, as set out in Schedule A to that policy.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

Deutsche Asset Management – U.S. Code of Ethics

A-3.     Additional Trading Restrictions. In addition to the restrictions set forth in the Code, no Employee providing services to RREEF who is covered under the Code shall, without the prior written approval of DeAM Compliance, acquire or sell any Real Estate Securities in any Employee or Employee Related Account. Approvals of acquisitions will be granted only in extraordinary circumstances. Real Estate Securities shall include all publicly-traded Securities issued by any Real Estate Investment Trust (“REIT”), as well as publicly-traded Securities issued by companies primarily engaged in the ownership, construction, management or sale of residential, commercial or industrial real estate that are included within the RREEF Securities Investment Team investment universe. These companies may include real estate master limited partnerships and real estate brokers and developers.

A-4.      Adoption of the Deutsche Bank Americas Code of Professional Conduct. The terms of the Deutsche Bank Americas Code of Professional Conduct are hereby incorporated into this Supplement and Employees of the RREEF Securities Investment Team shall be subject to and covered by such terms.

A-5.      Conflict. In the event of any conflict or discrepancy between the terms of the Code and this Supplement with respect to any RREEF Employee, the terms of this Supplement shall govern.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.

DeAM – U.S. Code of Ethics Sanctions
Violation	Sanction
Failure to Obtain Pre-Clearance[1]
Managing Director, Director and Vice President (also Portfolio Managers and Investment Personnel regardless of level)
1st Violation	Written Warning
2nd Violation	$200.00 Fine
3rd Violation +	Trading Prohibited for 30 Days[2] and $500.00 Fine
Below Vice President
1st Violation	Written Warning
2nd Violation	$100.00 Fine
3rd Violation +	Trading Prohibited for 30 days[2] and $250.00 Fine
Failure to Comply with the with Same Day Rule[3]
Portfolio Manager
1st Violation	Unwind the Trade/Disgorgement of Profit and Written Warning
2nd Violation	Unwind the Trade/Disgorgement of Profit and $200.00 Fine
3rd Violation +	Unwind the Trade/Disgorgement of Profit and $500.00 Fine
Investment Personnel (Non-Portfolio Manager)
1st Violation	Potentially Unwind the Trade/Disgorgement of Profit and Written Warning
2nd Violation	Potentially Unwind the Trade/Disgorgement of Profit and $150.00 Fine
3rd Violation +	Potentially Unwind the Trade/Disgorgement of Profit and $400.00 Fine
Access Person
1st Violation	Potentially Unwind the Trade/Disgorgement of Profit and Written Warning
2nd Violation	Potentially Unwind the Trade/Disgorgement of Profit and $100.00 Fine
3rd Violation +	Potentially Unwind the Trade/Disgorgement of Profit and $300.00 Fine
Failure to Comply with the 7-Day Rule[3]
Portfolio Manager
1st Violation	Unwind the Trade/Disgorgement of Profit and Written Warning
2nd Violation	Unwind the Trade/Disgorgement of Profit and $200.00 Fine
3rd Violation +	Unwind the Trade/Disgorgement of Profit and $500.00
Investment Personnel (Non-Portfolio Manager)
1st Violation	Potentially Unwind the Trade/Disgorgement of Profit and Written Warning
2nd Violation	Potentially Unwind the Trade/Disgorgement of Profit and $100.00 Fine
3rd Violation +	Potentially Unwind the Trade/Disgorgement of Profit and $250.00 Fine
Failure to Comply with the with 30 Day Hold Rule
Managing Director, Director and Vice President
1st Violation	Written Warning
2nd Violation	$200.00 Fine
3rd Violation +	Trading Prohibited for 30 Days[2] and $500.00 Fine
Below Vice President
1st Violation	Written Warning
2nd Violation	$100.00 Fine
3rd Violation +	Trading Prohibited for 30 days[2] and $250.00 Fine

_________________________

1 Portfolio Managers and other Investment Personnel, regardless of position held, are subject to the pre-clearance sanctions for Managing Directors, Directors and Vice Presidents.

2 The Compliance Department will take financial hardship into consideration in applying a trading prohibition. Please see important notes below for more information regarding financial hardship.

3 The Compliance Department will take into consideration the employee's knowledge of portfolio trading and the severity and frequency of the violation in determining whether the trade should be broken and profit disgorged and the amount of the fine, if any. Second and third violations of the 7-day and Same Day rules within the same year will result in the escalation of fines and disciplinary action similar to other second and third violations and depending on the circumstances as indicated above. Any violations, along with attendant sanctions, will be noted in the employee’s personnel file.

THIS SCHEDULE CONTINUES ON THE FOLLOWING PAGE

Deutsche Asset Management – U.S. Code of Ethics

DeAM – U.S. Code of Ethics Sanctions continued
Violation	Sanction
Other Material Violations
Gifts & Entertainment / Political Contribution
1st Violation	Fine in the amount of the unauthorized contribution, payment, or gift value plus $500
2nd Violation +	Severe Disciplinary Action as determined by DeAM Compliance (Possible Termination)
Failure to File / Incomplete / Late 17j-1 Reporting (Quarterly Personal Securities Trading Reporting)
1st Violation – Filed by:
First Period Level[4]	Written Warning
Second Period Level	$100.00 Fine
Third Period Level	$150.00 Fine
Forth Period Level +	Trading Prohibited for 30 Days[2] and $250.00 Fine
2nd Violation – Filed by:
First Period Level	$150.00 Fine
Second Period Level	$200.00 Fine
Third Period Level	Trading Prohibited for 30 Days[2] and $300.00 Fine
Forth Period Level +	Severe Disciplinary Action as determined by DeAM Compliance (Possible Termination)
3rd Violation – Filed by:
First Period Level	$200.00 Fine
Second Period Level	Trading Prohibited for 30 Days[2] and $400.00 Fine
Third Period Level +	Severe Disciplinary Action as determined by DeAM Compliance (Possible Termination)
Failure to File / Incomplete / Late Code of Ethics Annual Acknowledgement (including 17-j1 Annual Personal Holdings Report)
Code of Ethics Annual Acknowledgement Period during the month of October. Filed by:
Failure to file by due date	Written Warning
Failure to file 15 calendar days after due date	$100.00 Fine
Failure to file 30 calendar days after due date	$150.00 Fine
Failure to file more than 45 calendar day after due date	$200.00 Fine plus additional disciplinary action as determined by DeAM Compliance
Failure to File / Incomplete / Late INITIAL Code of Ethics Annual Acknowledgement (including 17-j1 Annual Personal Holdings Report)
After 10 calendar days after date of access	Written Warning
After 20 calendar days after date of access	$100.00 Fine
After 30 calendar days after date of access	$150.00 Fine
After 40 calendar days after date of access	Severe Disciplinary Action as determined by DeAM Compliance (Possible Termination)

2 The Compliance Department will take financial hardship into consideration in applying a trading prohibition. Please see important notes below for more information regarding financial hardship.

4 Period Levels are defined by DeAM Compliance and generally follow approximate 15-day periods that are adjusted for the calendar month. The First Period Level begins immediately after the due date of the respective filing. You will be notified of these levels in specific communications from DeAM Compliance when warranted.

Important Notes

•

If payment for any fine is not received by the due date, a report will be made to Senior Management regarding this delinquency, and the employee will be subject to further sanctions, including a substantial escalation of the fine (including, possibly, the doubling of the fine amount).

•

Asset Management Compliance will consider certain Code of Ethics infractions on a case-by-case basis in determining a final decision on the technicality or materiality of the violation itself, as well as the (if applicable) ensuing sanctions and/or fines levied on the employee. Asset Management Compliance will solely determine the factors used in arriving in any decisions made apart from this DeAM Sanctions Schedule.

•

Final disciplinary sanctions will be determined by the Compliance Department and Senior Management, which will take into consideration such factors, which include, but are not limited to, the period of time between violations, financial hardship, the employee's knowledge of portfolio trading and trading system technical difficulties. For example, violations occurring within a 24-month period will be taken into consideration, but will not be given full weight in the determination of disciplinary action. Financial hardship may include the inability to pay for tuition and medical expenses and the inability to purchase a home.

•	All violations will be reviewed on a rolling 1-year period and sanctions for second and third violations will be applicable if the violations occur within the same year.

•

Multiple simultaneous violations will be subject to all the applicable sanctions. For example, a portfolio manager who fails to obtain pre-clearance (2nd violation) and simultaneously violates the Same Day Rule (2nd violation), will be subject to a $400.00 fine and disgorgement of profit.

•	Continued violation of the DeAM – U.S. Code of Ethics may subject you to severe penalties, including possible termination.